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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported) -- September 16, 2003

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                            ZIMMER HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                  001-16407                13-4151777
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of Incorporation)                                          Identification No.)

      345 EAST MAIN STREET, WARSAW, INDIANA                        46580
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    (Address of principal executive offices)                    (Zip Code)

                                 (574) 267-6131
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              (Registrant's telephone number, including area code)


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Item 5. Other Events.

      Zimmer Holdings, Inc. ("Zimmer") announced on September 16, 2003 that the subsequent offering period (or additional acceptance period) for Zimmer's offer for all of the outstanding registered shares (including shares represented by American depositary shares ("ADSs")) of Centerpulse AG ("Centerpulse" and, such offer, the "Offer") and Zimmer's offer for all of the outstanding bearer shares of InCentive Capital AG ("InCentive"), which beneficially owns 2,237,577 Centerpulse registered shares representing approximately 18.3% of the issued Centerpulse shares (such offer, the "InCentive Offer" and, together with the Offer, the "Offers"), expired at 4:00 p.m., Central European time, 10:00 a.m., New York City time, on Monday, September 15, 2003.

      On September 16, 2003, Zimmer announced the preliminary final results of the Offers pursuant to Swiss law. Based on preliminary information provided by Credit Suisse First Boston and Mellon Investor Services LLC (the Swiss offer manager and the U.S. exchange agent, respectively, for the Offer), as of the expiration of the subsequent offering period, an aggregate of 9,006,082 Centerpulse registered shares and 8,655,097 ADSs, including ADSs subject to guaranteed delivery, were tendered and not withdrawn in the initial offering period and subsequent offering period. Based on information provided by Centerpulse, the foregoing shares and ADSs represent approximately 80.5% and, together with the Centerpulse registered shares held by InCentive, 98.8% of the issued Centerpulse registered shares (including shares represented by ADSs).

      Based on preliminary information provided by Credit Suisse First Boston (the Swiss offer manager for the InCentive Offer), an aggregate of 2,146,821 InCentive bearer shares were tendered and not withdrawn in the initial offering period and subsequent offering period. The foregoing shares represent approximately 99.9% of the issued InCentive bearer shares.

      Zimmer will announce the definitive final results of the Offers and the final results of the mix and match elections on September 19, 2003 in accordance with Swiss law.

      The exchange of Centerpulse registered shares and ADSs and InCentive bearer shares for shares of common stock, par value US$0.01 per share, of Zimmer ("Zimmer Common Stock") and cash will take place on October 2, 2003.

      Based on the preliminary results of the mix and match elections in the Offers, holders of Centerpulse registered shares and ADSs who elected to receive "as many shares of Zimmer Common Stock as possible" are expected to receive 3.7942 shares of Zimmer Common Stock and CHF 112.86 net in cash for each tendered registered share and 0.3794 of a share of Zimmer Common Stock and the U.S. dollar equivalent of CHF 11.29 net in cash for each tendered ADS. Holders of Centerpulse registered shares and ADSs who elected to receive "as much cash as possible" will receive CHF 350.00 net in cash for each tendered registered share and the U.S. dollar equivalent of CHF 35.00 net in cash for each tendered ADS. Holders of Centerpulse registered shares and ADSs who elected to receive the "standard entitlement" or who did not make any mix and match elections will receive 3.68 shares of Zimmer Common Stock and CHF 120.00 net in cash for each tendered registered share and 0.368 of a share of Zimmer Common Stock and the U.S. dollar equivalent of CHF 12.00 net in cash for each tendered ADS.

      In addition, based on the above-described mix and match election results, holders of InCentive bearer shares who elected to receive "as many shares of Zimmer Common Stock as possible" are expected to receive 4.0050 shares of Zimmer Common Stock and CHF 168.21 net in cash for each tendered bearer share. Holders of InCentive bearer shares who elected to receive "as much cash as possible" will receive CHF 418.52 net in cash for each tendered bearer share. Holders of InCentive bearer shares who elected to receive the "standard entitlement" or who did not make any mix and match elections will receive 3.8349 shares of Zimmer Common Stock and CHF 178.84 net in cash for each tendered bearer share.

      Shares of Zimmer Common Stock to be issued pursuant to the Offers have been authorized for listing on the New York Stock Exchange. Zimmer has applied for a secondary listing of shares of Zimmer Common Stock on the SWX Swiss Exchange. Zimmer expects these shares to begin trading on the SWX Swiss Exchange immediately following the consummation of the Offers.

      Zimmer intends promptly to initiate the compulsory acquisition process under Swiss law with respect to both Centerpulse and InCentive. Under the Swiss compulsory acquisition process, subject to approval by the relevant Swiss authorities, each Centerpulse registered share (including shares represented by ADSs) and each InCentive bearer share that remain outstanding will be cancelled and converted into the right to receive the consideration offered in the Offer and the InCentive Offer, respectively.

      The above announcements were made in a press release, which is attached hereto as exhibit 99.1.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits.

      99.1  Press Release of Zimmer Holdings, Inc., dated September 16, 2003.






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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Zimmer Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ZIMMER HOLDINGS, INC.

                                  By: /s/ David C. Dvorak
                                      --------------------------------------
                                      David C. Dvorak
                                      Senior Vice President, Corporate
                                      Affairs, General Counsel and Secretary

Date: September 16, 2003

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                                   EXHIBIT INDEX


  EXHIBIT
     NO.     DESCRIPTION
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   99.1      Press Release of Zimmer Holdings, Inc., dated September 16, 2003.





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